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Exhibit 99 - j



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the headings "Independent

Accountants" and "Semi-Annual Reports and Annual Reports" in the Statement of

Additional Information in the Post-Effective Amendment No. 15 to the

Registration Statement of Global Financial Services Fund, Global Biotechnology

Fund and Global Technology Fund (three of the funds comprising Deutsche

Investors Funds, Inc.) on Form N-1A.



PricewaterhouseCoopers LLP
Baltimore, Maryland
March 30, 2001